As filed with the Securities and Exchange Commission on January 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Encore Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0655696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1000 Houston, Texas 77046 (713) 787-3100	James S. D’Agostino, Jr. Encore Bancshares, Inc. Nine Greenway Plaza, Suite 1000 Houston, Texas 77046
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Phone: (713) 221-1576

Facsimile: (713) 221-2165

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share	34,000	$1,000(1)	$34,000,000(1)	$1,336
Warrant to Purchase Common Stock, $1.00 par value per share, and underlying shares of Common Stock(2)	364,026(2)	$14.01(3)	$ 5,100,004(3)	$ 200
Total			$39,100,004	$1,536

(1)	Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.
(2)	In addition to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, there are being registered hereunder (a) a warrant for the purchase of 364,026 shares of common stock with an initial per share exercise price of $14.01, (b) 364,026 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.
(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $14.01.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated January 5, 2009.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Warrant to Purchase 364,026 Shares of Common Stock

364,026 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of (i) the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which we refer to in this prospectus as the Series A Preferred Stock, (ii) a warrant to purchase 364,026 shares of common stock, which we refer to in this prospectus as the warrant, and (iii) any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, the shares of Series A Preferred Stock, the warrant and the shares of common stock issuable upon exercise of the warrant, are collectively referred to as the securities. The Series A Preferred Stock and the warrant were originally issued by us pursuant to the Letter Agreement dated December 5, 2008, and the related Securities Purchase Agreement—Standard Terms, which we refer to in this prospectus as the Purchase Agreement, between us and the United States Department of the Treasury, which we refer to in this prospectus as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act.

The initial selling securityholder and its successors, including any transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for paying any underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders.

The Series A Preferred Stock is not listed on an exchange and, unless requested to do so by the initial selling securityholder, we do not intend to list the Series A Preferred Stock on any exchange.

Our common stock is listed on the NASDAQ Global Market under the ticker symbol “EBTX.” On January 2, 2009, the closing price of our common stock on the NASDAQ Global Market was $10.86 per share. You are urged to obtain current market quotations of our common stock.

Our principal executive offices are located at Nine Greenway Plaza, Suite 1000, Houston, Texas 77046, and our telephone number is (713) 787-3100. Our internet address is http://www.encorebank.com.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposit accounts or other obligations of a bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                     , 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to in this prospectus as the Commission. By using a shelf registration statement, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “Encore,” “we,” “our,” “ours,” and “us” refer to Encore Bancshares, Inc., which is a financial holding company headquartered in Houston, Texas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Encore Bank” mean Encore Bank, National Association, which is our bank subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements about future expectations, activities and events that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “continue,” “would,” “could,” “hope,” “might,” “assume,” “objective,” “seek,” “plan,” “strive” or similar words, or the negatives of these words, identify forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements. In addition to the other factors discussed in the “Risk Factors” section of this prospectus, factors that could contribute to those differences include, but are not limited to:

•

general business or economic conditions, either nationally, regionally or in the local markets we serve, may be less favorable than expected, resulting in, among other things, a deterioration of credit quality or, a reduced demand for credit or a decline in wealth management fees;

•	volatility and disruption in national and international financial markets;

•

changes in the interest rate environment, which may reduce our margins or impact the value of changes in market rates and prices and may impact the value of securities, loans, deposits and other financial instruments;

•	legislative or regulatory developments including changes in laws concerning taxes, banking, securities, investment advisory, trust, insurance and other aspects of the financial securities industry;

•	the continued service of key management personnel;

•	our ability to attract, motivate and retain key employees;

•	factors that increase competitive pressure among financial services organizations, including product and pricing pressures;

•

our ability to expand and grow our business and operations, including the establishment of additional private client offices and acquisition of additional banks, and our ability to realize the cost savings and revenue enhancements we expect from such activities; and

•	fiscal and governmental policies of the United States federal government, including government intervention in the U.S. financial system.

Forward-looking statements are not guarantees of performance or results. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. We caution you, however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports that we file with the Commission, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” for more information on how to obtain a copy of our annual report and subsequent reports. These statements speak only as of the date of this prospectus (or an earlier date to the extent applicable). Except as required by applicable law, we undertake no obligation to update publicly these statements in light of new information or future events.

ENCORE BANCSHARES, INC.

Encore Bancshares, Inc. is a financial holding company and wealth management organization that provides banking, investment management, financial planning and insurance services to professional firms, privately-owned businesses, investors and affluent individuals. We are headquartered in Houston, Texas and currently manage, through our primary subsidiary Encore Bank, National Association, eleven private client offices in the greater Houston area and six private client offices in southwest Florida. We recently consolidated our loan production offices in Florida into our private client offices. We also operate five wealth management offices and three insurance offices in Texas through Encore Trust, a division of Encore Bank, Linscomb & Williams, Inc., a subsidiary of Encore Bank, and Town & Country Insurance Agency, Inc., a subsidiary of Encore. As of September 30, 2008, we reported, on a consolidated basis, total assets of $1.5 billion, total loans of $1.2 billion, total deposits of $1.0 billion, shareholders’ equity of $161.0 million and $2.6 billion in assets under management. Our principal executive office is located at Nine Greenway Plaza, Suite 1000, Houston, Texas 77046, and our telephone number is (713) 787-3100.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports that we filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act, that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

REGULATION AND SUPERVISION

As a financial holding company, we are supervised and regulated by the Board of Governors of the Federal Reserve System, which we refer to in this prospectus as the Federal Reserve Board. In addition, as a national banking association, Encore Bank is supervised and regulated by the Office of the Comptroller of the Currency. The deposits of Encore Bank are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Accordingly, Encore Bank is also subject to supervision and regulation by the Federal Deposit Insurance Corporation. For a discussion of the material elements of the extensive regulatory framework applicable to financial holding companies and banks, as well as specific information about us and Encore Bank, please refer to the section “Supervision and Regulation” under the caption “Item 1. Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports that we file with the Commission, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of securityholders.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

No shares of our Series A Preferred Stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008 and 2007, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above. The ratios of earnings to fixed charges for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, and the nine months ended September 30, 2008 and 2007 are as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to combined fixed charges (1)
Including interest on deposits	1.09x	1.23x	1.22x	1.25x	1.17x	1.29x	1.30x
Excluding interest on deposits	1.36x	2.15x	2.09x	1.71x	1.36x	1.56x	1.67x

(1)	For purposes of computing the ratio, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, including / excluding interest on deposits, and one-third of rental expense, which we believe is representative of the interest factor.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the Series A Preferred Stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, including the related statement of designations with respect to the Series A Preferred Stock, copies of which have been filed with the Commission as Exhibit 3.1 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus and are also available from us upon request. See “Where You Can Find More Information” for more information.

General

Under our amended and restated articles of incorporation we have authority to issue up to 20,000,000 shares of preferred stock, $1.00 par value per share. The preferred stock is available for issuance from time to time for various purposes as determined by our board of directors, including making future acquisitions, raising additional equity capital and financing. Subject to certain limits set by our amended and restated articles of incorporation, the preferred stock may be issued on such terms and conditions, and at such times and in such situations, as our board of directors in its sole discretion determines to be appropriate, without any further approval or action by the shareholders, unless otherwise required by laws, rules, regulations or agreements applicable to us. Of our authorized number of shares of preferred stock, 34,000 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, with a liquidation value of $1,000 per share, all of which shares of Series A Preferred Stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable. Other than the Series A Preferred Stock, no other shares of our preferred stock were issued and outstanding as of December 31, 2008.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of Series A Preferred Stock are entitled to receive, if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share based on the $1,000 per share liquidation preference of the Series A Preferred Stock with respect to each dividend period from December 5, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share based on the $1,000 per share liquidation preference of the Series A Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

Additionally, we are restricted from paying any dividends on our preferred stock if required payments on our outstanding junior subordinated debentures are not made or deferred. As of the date of this prospectus, we had $20.6 million outstanding in junior subordinated debentures issued by us in exchange for funds received from the sale of trust preferred securities by our unconsolidated subsidiary trusts, Encore Statutory Trust II and Encore Capital Trust III. The junior subordinated debentures mature on September 24, 2033 and April 19, 2037, respectively, but are redeemable at our option at par plus accrued and unpaid interest on or after September 17, 2008 and April 19, 2012, respectively.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Texas state laws relating to the payment of dividends.

Since we are a holding company with no significant assets, the principal source of our revenue is dividends received from Encore Bank. Accordingly, our ability to pay dividends depends upon the results of operations of Encore Bank and our receipt of dividends or other capital distributions from Encore Bank. In addition, federal law places limitations on the amount that national banks may pay in dividends, which Encore Bank must adhere to when paying dividends to us. See “Regulation and Supervision” for more information.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•

at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Encore.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by broker-dealer subsidiaries of Encore solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of Encore for resale pursuant to an offering by Encore of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Encore or a subsidiary of Encore, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to at least $8,500,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than Encore or its subsidiaries after December 5, 2008, of shares of preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital of Encore at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if fewer than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock, which we refer to in this prospectus as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by Texas law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, which we refer to in this prospectus as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, which we refer to in this prospectus as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Encore will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our amended and restated articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our amended and restated articles of incorporation or statement of designation to authorize or create or increase the authorized number or amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Encore;

•

any amendment, alteration or repeal of any provision of the statement of designations for the Series A Preferred Stock or our amended and restated articles of incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of Encore with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if Encore is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

provided, however, any increase in the number of shares of authorized preferred stock, including any increase in the authorized number of shares of Series A Preferred Stock necessary to satisfy preemptive or similar rights granted by Encore to other persons prior to December 5, 2008, or the creation and issuance, or an increase in the authorized or issued number of shares, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred stock, or any increase in the amount of securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of Encore will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Preferred Stock.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the Commission as Exhibit 4.1 to our Current Report on Form 8-K filed on December 8, 2008 and incorporated by reference into this prospectus and is also available upon request from us. See “Where You Can Find More Information” for more information.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 364,026 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $34,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of common stock underlying the warrant then held by the selling securityholder will be reduced by 50% to 182,013 shares. Pursuant to the Purchase Agreement, the initial selling securityholder agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant. The number of shares subject to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $14.01 per share of common stock for which the warrant may be exercised by the selling securityholder. The warrant may be exercised, in whole or in part, at any time on or before December 5, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by Encore of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the NASDAQ Global Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 182,013 shares of common stock until the earlier of (i) the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $34,000,000 and (ii) December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Encore and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

We have 50,000,000 shares of authorized common stock, $1.00 par value per share, of which 10,241,283 shares were outstanding as of December 31, 2008.

Holders of our common stock are entitled to receive dividends if, as and when properly declared by our board of directors out of any funds legally available for dividends. The holders of our common stock are entitled to one vote for each share of common stock owned on each matter submitted to a vote at a meeting of our shareholders. Holders of our common stock may not cumulate their votes in the election of directors. Holders of common stock do not have preemptive rights to acquire any of our additional, unissued or treasury shares, or securities convertible into or carrying a right to subscribe for or acquire shares. The common stock is not convertible into any other securities of our company.

On our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata in any distribution of the remaining assets of our company, if any, after all of our other indebtedness has been retired and all applicable payments made to the holders of our Series A Preferred Stock, and any other class or series of preferred stock outstanding at the time of liquidation.

In addition, pursuant to the Purchase Agreement we agreed that, beginning December 5, 2008, for a period of three years, unless we have redeemed the Series A Preferred Stock or the initial selling securityholder has transferred the Series A Preferred Stock to a third party, the consent of the initial selling securityholder will be required for the us to (i) declare or pay any dividend or make any distribution on our common stock or (ii) redeem, purchase or acquire any shares of common stock or other equity or capital securities of Encore, or any trust preferred securities issued by us or an affiliate of ours, other than the Series A Preferred Stock, in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Our common stock is listed on the NASDAQ Global Market under the ticker symbol “EBTX.” Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Restrictions on Ownership

Under the Change in Bank Control Act of 1978, as amended, no individual or group acting in concert may acquire “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock would, under the circumstances set forth in the presumption, constitute acquisition of control. Under the Change in Bank Control Act of 1978, as amended, the Federal Reserve Board has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the antitrust effects of the acquisition.

Additionally, under guidelines adopted by the Federal Reserve Board, no entity may own, control or have the power to vote more than 14.9% of our outstanding common stock without the approval of the Federal Reserve Board and no entity may own, control or have the power to vote between 10.0% and 14.9% of our outstanding common without limited Federal Reserve Board approval.

SELLING SECURITYHOLDERS

On December 5, 2008, we issued the securities covered by this prospectus to the United States Department of Treasury, which we refer to in this prospectus as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	34,000 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus;

•	a warrant to purchase 364,026 shares of our common stock at an exercise price of $14.01 per share, subject to adjustment as described under “Description of Warrant to Purchase Common Stock”; and

•

364,026 shares of our common stock issuable upon exercise of the warrant, which shares, if issued as of December 31, 2008, would represent ownership of approximately 3.43% of our common stock as of December 31, 2008.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us. As of the date of this prospectus, we do not know the identity of any other potential selling securityholder.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell all or a portion of the securities beneficially owned by them and offered by this prospectus from time to time directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the Series A Preferred Stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

LEGAL MATTERS

The validity of the Series A Preferred Stock, the warrant and the common stock offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities offered by this prospectus. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus. You can obtain a copy of the registration statement from the Commission at the address provided below or on the Commission’s Internet site.

We also file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http:/www.sec.gov. Copies of certain information filed by us with the Commission are also available on our website at http://www.encorebank.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the Commission’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Commission allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with Commission rules:

•

the description of our common stock that is contained in our Registration Statement on Form 8-A filed on July 18, 2007, including any amendment or report filed with the Commission for the purpose of updating such description;

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•	our Current Reports on Form 8-K filed on November 13, 2008 and December 8, 2008.

Upon your written or oral request, we will provide you without charge a copy of any or all of the documents incorporated by reference herein, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Your written or oral request for copies of this prospectus and documents we have incorporated by reference should be directed to:

Encore Bancshares, Inc.

Nine Greenway Plaza, Suite 1000

Houston, Texas 77046

Telephone: (713) 787-3100

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Encore (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the Commission registration fee.

Commission registration fee	$1,536
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing and other miscellaneous fees and expenses	10,000

Total	$76,536

ITEM 15.	Indemnification of Directors and Officers.

Generally, Article 2.02-1 of the Texas Business Corporation Act (“TBCA”) permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest, or (b) in other cases, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

Our amended and restated articles of incorporation provide for indemnification rights to our officers and directors to the maximum extent allowed by Texas law. Pursuant to the TBCA and Article 8 of our amended and restated articles of incorporation, we will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was one of our directors or officers or because that person served at our request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or benefit plan. We will also pay or reimburse expenses incurred by any director, officer, employee or agent in connection with that person’s appearance as a witness or other participation in a proceeding at a time when that person is not a named defendant or respondent in that proceeding.

Article 2.02-1(R) of the TBCA authorizes a Texas corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Article 2.02-1.

Article 8 of our amended and restated articles of incorporation authorize us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents or who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another business, foreign, domestic or non-profit corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan, against any liability asserted against that person, whether or not we would have the power to indemnify that person against that liability otherwise under the Articles of Incorporation or under Texas law.

Our amended and restated articles of incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the maximum extent provided by law. The TBCA currently prohibits the elimination of personal liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

Additionally, we have entered into indemnity agreements with each of our directors, and Encore Bank has entered into indemnification agreements with each director of Encore Bank. The indemnity agreements provide for indemnification against certain costs incurred by each director, including the advancement of reasonable expenses, made or threatened to be made a party to a proceeding because of his or her official capacity as a director, officer or employee of Encore or Encore Bank, as the case may be. Indemnification is not provided for willful or intentional misconduct in the performance of indemnitee’s duties to us or Encore Bank. The indemnification agreements provide for indemnification to the fullest extent permitted by Texas law, subject to the rules of the Federal Deposit Insurance Corporation that may prohibit or limit an indemnification payment to an institution-affiliated party under certain circumstances.

ITEM 16.	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Encore Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Registration Statement on Form S-1, Registration No. 333-142735 (S-1 Registration Statement)).

3.2	Articles of Amendment to Articles of Incorporation of Encore Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

3.3	Amended and Restated Bylaws of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.3 to the S-1 Registration Statement).

3.4	Statement of Designations establishing the terms of the Series A Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.1	Letter Agreement dated December 5, 2008, including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, between the Registrant and the United States Department of the Treasury (incorporated herein by reference to Exhibit 10.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.2	Warrant dated December 5, 2008, to purchase 364,026 shares of the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.3	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (incorporated herein by reference to Exhibit 4.2 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of consolidated ratio of earnings to combined fixed charges.

23.1*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Grant Thornton LLP.

24.1*	Powers of Attorney (included in the signature pages to the Registration Statement).

*	Filed herewith

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 5th day of January, 2009.

ENCORE BANCSHARES, INC. (Registrant)

By:	/S/ JAMES S. D’AGOSTINO, JR.
James S. D’Agostino, Jr. Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James S. D’Agostino, Jr. and L. Anderson Creel, with full power to each of them to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the date indicated below.

Signature	Title	Date

/S/ JAMES S. D’AGOSTINO, JR. James S. D’Agostino, Jr.	Chairman of the Board, President and Chief Executive Officer	January 5, 2009

/S/ L. ANDERSON CREEL L. Anderson Creel	Executive Vice President and Chief Financial Officer	January 5, 2009

/S/ G. WALTER CHRISTOPHERSON G. Walter Christopherson	Director	January 5, 2009

/S/ CHARLES W. JENNESS Charles W. Jenness	Director	January 5, 2009

/S/ JOHN BRYAN KING John Bryan King	Director	January 5, 2009

/S/ WALTER M MISCHER, JR. Walter M. Mischer, Jr.	Director	January 5, 2009

/S/ EDWIN E. SMITH Edwin E. Smith	Director	January 5, 2009

/S/ EUGENE H. VAUGHAN Eugene H. Vaughan	Director	January 5, 2009

/S/ DAVID E. WARDEN David E. Warden	Director	January 5, 2009

/S/ STEVEN A. WEBSTER Steven A. Webster	Director	January 5, 2009

/S/ RANDA DUNCAN WILLIAMS Randa Duncan Williams	Director	January 5, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Encore Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Registration Statement on Form S-1, Registration No. 333-142735 (S-1 Registration Statement)).

3.2	Articles of Amendment to Articles of Incorporation of Encore Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

3.3	Amended and Restated Bylaws of Encore Bancshares, Inc. (incorporated herein by reference to Exhibit 3.3 to the S-1 Registration Statement).

3.4	Statement of Designations establishing the terms of the Series A Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.1	Letter Agreement dated December 5, 2008, including the Securities Purchase Agreement—Standard Terms incorporated by reference therein, between the Registrant and the United States Department of the Treasury (incorporated herein by reference to Exhibit 10.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.2	Warrant dated December 5, 2008, to purchase 364,026 shares of the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.1 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

4.3	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (incorporated herein by reference to Exhibit 4.2 to Encore Bancshares, Inc.’s Current Report on Form 8-K filed on December 8, 2008).

5.1*	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

12.1*	Computation of consolidated ratio of earnings to combined fixed charges.

23.1*	Consent of Bracewell & Giuliani LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Grant Thornton LLP.

24.1*	Powers of Attorney (included in the signature pages to the Registration Statement).

*	Filed herewith